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                                                                   Exhibit 16.3

                          Comptroller of the Currency

TREASURY DEPARTMENT                [PICTURE]                OF THE UNITED STATES


                                Washington D.C.


     WHEREAS, THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, NATIONAL ASSOCIATION, located in Miami, State of Florida, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary.

     AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority:

     NOW THEREFORE, I hereby certify that the necessary approval has been given and that the said association is authorized to act in all fiduciary capacities permitted by such statutes.

                                                  IN TESTIMONY WHEREOF, witness
                                                  my signature and seal of
                                                  office this twentieth day of
                                                  June, 1993,


                                                  Comptroller of the Currency


                               Charter No. 17871
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